Exhibit No. 99

CONTACT: REGIS CORPORATION:
Mark Fosland — Vice President, Finance
952-806-1707
Alex Forliti — Director, Finance—Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

— Fourth Quarter Operational Earnings Meet Guidance —

MINNEAPOLIS, August 20, 2008 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported fourth quarter net income of $23.1 million, or $0.54 per diluted share.  Fourth quarter earnings included two non-operational items that were not contemplated in previous guidance.  The first item relates to an incremental non-cash asset write-off of $4.5 million, on a pre-tax basis, associated with the planned closure of up to 160 underperforming salons which was announced in a press release issued July 9, 2008.  The second item relates to a pre-tax $3.4 million benefit from an unplanned change in workers’ compensation and other insurance reserve estimates.  Absent these two items, fourth quarter earnings were $0.55 per diluted share which was at the low end of the Company’s previously issued guidance.

On July 10, 2008, the Company reported revenues for the fourth quarter ended June 30, 2008 of $709 million, compared to $675 million a year ago.  Deconsolidation of the beauty schools and the European franchise salon operations reduced revenue in the quarter by approximately $31.5 million.  Absent the impact of the school and European deconsolidation, consolidated revenues for the quarter would have increased 10.1 percent.  Fourth quarter total same-store sales increased 0.6 percent, falling within the previously issued guidance of 0.5 to 2.5 percent.  Same-store service sales in North America increased 3.3 percent during the fourth quarter.

“Our retail business remains a challenge and will continue to have issues for a year or two,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer. “Service comps are a barometer as to the health of our business, as nearly seventy percent of our revenues come from services.  Third and fourth quarter same-store service sales were the best we have reported in eight years.  Regis is well positioned and I am more bullish today, for the long term, than I have been in over four years.  We are in the quintessential replenishment business offering affordable services and products.  Our strategy of moderately increasing service prices is working and we plan to continue this strategy for the next several years.  However, in the near term, my optimism has to be moderated by the current state of the economy which is adversely impacting consumer related businesses.  We are no exception, as our current quarter-to-date same-store sales are down slightly.”

As of June 30, 2008, Regis Corporation owned, franchised or held ownership interests in 13,551 worldwide locations, a net increase of 102 units during the quarter and 1,135 units for the fiscal year.

Full-Year Results

For the full year, revenues totaled $2.7 billion, up 4 percent compared to $2.6 billion during fiscal year 2007. Deconsolidation of the beauty schools and the European franchise salon operations reduced fiscal year revenue by approximately $86.9 million.  Absent the impact of the school and European deconsolidation, consolidated revenues for the year would have increased 7.8 percent.  Same-store sales for the full year increased 0.5 percent. Net income was $85.2 million, or $1.95 per diluted share.  Fiscal 2008 earnings results included several non-operational items which reduced earnings per diluted share by $0.04.  Absent these items, fiscal year 2008 earnings were $1.99 per diluted share.

First Quarter 2009 Outlook

The following outlook pertains to the fiscal first quarter ending September 30, 2008:

•                                          The Company’s non-GAAP earnings per diluted share, which excludes lease termination costs and costs associated with its Trade Secret transformation, is forecasted to be in a range of $0.41 to $0.47.

•                                          Lease termination costs are expected to be spread across the first half of fiscal 2009, the timing of which is dependent on lease termination negotiations with third parties.

•                                          The Company forecasts the cost of the Trade Secret transformation to be in a range of $0.03 to $0.05 per diluted share in the first quarter.

•                                          Consolidated revenue is forecasted to grow four to six percent to a range of $695 million to $705 million, compared to $668 million a year ago. (Revenue growth of approximately seven to nine percent before deconsolidation of beauty schools and the European franchise salon operations.)

•                                          Consolidated same-store sales are forecasted to be in a range of negative one percent to positive one percent.

Fiscal Year 2009 Outlook Remains Unchanged

                The following outlook pertains to the fiscal year ending June 30, 2009:

•                                          Excluding accretion from future possible acquisitions, the Company’s non-GAAP diluted earnings per share, which excludes lease termination costs and costs associated with its Trade Secret transformation, is forecasted to be in a range of $2.03 to $2.29.

•                                          Excluding revenue from future possible acquisitions, consolidated revenue is forecasted to grow four percent to $2.85 billion.  (Revenue growth of approximately six percent before deconsolidation of beauty schools and the European franchise salon operations.)

•                                          Consolidated same-store sales are forecasted to increase to a range of 0.5 to 2.5 percent.

•                                          The effective income tax rate is forecasted to be in the high 37 percent range.

                Regis Corporation will host a conference call discussing fourth quarter and fiscal year results today at 4:00 p.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-218-9073. A replay of the call will be available through August 23, 2008. The replay phone number is 800-405-2236, access code 11117579#.

About Regis Corporation

                Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of June 30, 2008, the Company owned, franchised or held ownership interests in over 13,500 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Trade Secret, PureBeauty, BeautyFirst and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group and various other salon concepts such as Cool Cuts 4 Kids and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. Regis also maintains a 49 percent ownership interest in Intelligent Nutrients, a business that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:

                http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

                This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; the ability of the Company to successfully complete the transformation of Trade Secret through expansion of product assortments; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED BALANCE SHEET

As of June 30, 2008 and 2007

(Dollars in thousands, except share data)

	June 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$127,627	$184,785
Receivables, net	37,824	67,773
Inventories	212,468	196,582
Deferred income taxes	15,954	18,775
Other current assets	51,278	57,149
Total current assets	445,151	525,064
Property and equipment, net	481,851	494,085
Goodwill	870,993	812,383
Other intangibles, net	144,291	213,452
Investment in affiliates	203,706	20,213
Other assets	89,879	66,917
Total assets	$2,235,871	$2,132,114

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$230,224	$223,352
Accounts payable	69,693	74,532
Accrued expenses	207,605	240,748
Total current liabilities	507,522	538,632
Long-term debt and capital lease obligations	534,523	485,879
Other noncurrent liabilities	217,640	194,295
Total liabilities	1,259,685	1,218,806
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding, 43,070,927 and 44,164,645 common shares at June 30, 2008 and 2007, respectively	2,153	2,209
Additional paid-in capital	143,265	178,029
Accumulated other comprehensive income	101,973	78,278
Retained earnings	728,795	654,792
Total shareholders’ equity	976,186	913,308
Total liabilities and shareholders’ equity	$2,235,871	$2,132,114

REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS

 (In thousands, except per share data)

	(Unaudited)
	Three Months Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007
Revenues:
Service	$501,494	$469,357	$1,894,257	$1,793,802
Product	195,940	185,141	775,980	752,280
Royalties and fees	11,610	20,823	68,628	80,506
	709,044	675,321	2,738,865	2,626,588

Operating expenses:
Cost of service	286,880	265,022	1,090,710	1,014,781
Cost of product	99,480	92,414	395,979	380,492
Site operating expenses	49,197	45,866	204,001	208,101
General and administrative	82,374	85,982	337,160	328,644
Rent	107,839	102,226	406,270	382,820
Depreciation and amortization	37,008	33,741	130,448	124,137
Goodwill impairment	—	—	—	23,000
Total operating expenses	662,778	625,251	2,564,568	2,461,975

Operating income	46,266	50,070	174,297	164,613

Other income (expense):
Interest expense	(10,903)	(10,906)	(44,571)	(41,770)
Interest income and other, net	2,294	1,645	8,373	5,113

Income before income taxes and equity in income of affiliated companies	37,657	40,809	138,099	127,956

Income taxes	(14,735)	(12,934)	(53,744)	(44,786)
Equity in income of affiliated companies, net ofincome taxes	159	—	849	—

Net income	$23,081	$27,875	$85,204	$83,170

Net income per share:
Basic	$0.54	$0.63	$1.97	$1.86
Diluted	$0.54	$0.62	$1.95	$1.82

Weighted average common and common equivalent shares outstanding:
Basic	42,709	44,468	43,157	44,723
Diluted	43,073	45,256	43,587	45,623

Cash dividends declared per common share	$0.04	$0.04	$0.16	$0.16

REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Years Ended June 30,
	2008	2007

Net cash provided by operating activities	$222,383	$241,860
Net cash used in investing activities	(266,029)	(193,049)
Net cash used in financing activities	(11,004)	(6,425)
Effect of exchange rate changes on cash and cash equivalents	(2,508)	7,002
(Decrease) increase in cash and cash equivalents	(57,158)	49,388
Cash and cash equivalents:
Beginning of period	184,785	135,397
End of period	$127,627	$184,785

REGIS CORPORATION (NYSE: RGS)

Salon / School / Hair Restoration Center Counts and Revenues

SYSTEM-WIDE LOCATIONS:

	June 30, 2008	June 30, 2007

Company-owned salons	8,582	8,139
Franchise salons	2,163	3,742
Beauty schools	—	56
Company-owned hair restoration centers	57	49
Franchise hair restoration centers	35	41
Ownership interest locations	2,714	389
Total, system-wide	13,551	12,416

SALON LOCATION SUMMARY

NORTH AMERICAN SALONS:	June 30, 2008	June 30, 2007
REGIS SALONS
Open at beginning of period	1,099	1,079
Salons constructed	14	17
Acquired	4	49
Less relocations	(11)	(14)
Salon openings	7	52
Conversions	1	(1)
Salons closed	(29)	(31)
Total, Regis Salons	1,078	1,099

MASTERCUTS
Open at beginning of period	629	642
Salons constructed	7	15
Acquired	—	—
Less relocations	(6)	(12)
Salon openings	1	3
Conversions	—	—
Salons closed	(15)	(16)
Total, MasterCuts	615	629

TRADE SECRET
Company-owned salons:
Open at beginning of period	613	615
Salons constructed	16	20
Acquired	2	3
Franchise buybacks	10	—
Less relocations	(11)	(11)
Salon openings	17	12
Conversions	—	1
Affiliated joint ventures	63	—
Salons closed	(19)	(15)
Total company-owned salons	674	613

Franchise salons:
Open at beginning of period	19	19
Salons constructed	2	—
Acquired	42	—
Less relocations	(1)	—
Salon openings	43	—
Franchise buybacks	(5)	—
Affiliated joint ventures	51	—
Salons closed	(2)	—
Total franchise salons	106	19
Total, Trade Secret	780	632

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,000	1,739
Salons constructed	207	242
Acquired	—	—
Franchise buybacks	12	21
Less relocations	(3)	(2)
Salon openings	216	261
Conversions	—	—
Salons closed	(4)	—
Total company-owned salons	2,212	2,000

Franchise salons:
Open at beginning of period	151	164
Salons constructed	7	8
Salon openings	7	8
Franchise buybacks	(12)	(21)
Salons closed	—	—
Total franchise salons	146	151
Total, SmartStyle/Cost Cutters in Wal-Mart	2,358	2,151

STRIP CENTERS
Company-owned salons:
Open at beginning of period	3,317	3,031
Salons constructed	66	101
Acquired	138	193
Franchise buybacks	128	72
Less relocations	(14)	(17)
Salon openings	318	349
Conversions	—	—
Salons closed	(104)	(63)
Total company-owned salons	3,531	3,317

Franchise salons:
Open at beginning of period	1,998	2,004
Salons constructed	120	135
Acquired(2)	—	—
Less relocations	(11)	(19)
Salon openings	109	116
Conversions	—	—
Franchise buybacks	(133)	(72)
Salons closed	(63)	(50)
Total franchise salons	1,911	1,998
Total, Strip Centers	5,442	5,315

INTERNATIONAL SALONS (1):
Company-owned salons:
Open at beginning of period	481	453
Salons constructed	15	25
Acquired	25	12
Franchise buybacks	—	4
Less relocations	(1)	(3)
Salon openings	39	38
Conversions	1	—
Affiliated joint ventures	(40)	—
Salons closed	(9)	(10)
Total company-owned salons	472	481

Franchise salons:
Open at beginning of period	1,574	1,587
Salons constructed	50	110
Acquired(2)	—	—
Less relocations	—	1
Salon openings	50	109

Conversions	3	—
Franchise buybacks	—	(4)
Affiliated joint ventures	(1,587)	—
Salons closed	(40)	(118)
Total franchise salons	—	1,574
Total, International Salons	472	2,055

TOTAL SYSTEM WIDE SALONS
Company-owned salons:
Open at beginning of period	8,139	7,559
Salons constructed	325	420
Acquired	169	257
Franchise buybacks	150	97
Less relocations	(46)	(59)
Salon openings	598	715
Conversions	2	—
Affiliated joint ventures	23	—
Salons closed	(180)	(135)
Total company-owned salons	8,582	8,139

Franchise salons:
Open at beginning of period	3,742	3,774
Salons constructed	179	253
Acquired(2)	42	—
Less relocations	(12)	(20)
Salon openings	209	233
Conversions	3	—
Franchise buybacks	(150)	(97)
Affiliated joint ventures	(1,536)	—
Salons closed	(105)	(168)
Total franchise salons	2,163	3,742
Total Salons	10,745	11,881

BEAUTY SCHOOLS
Open at beginning of period	56	54
Salons constructed	—	2
Acquired	—	1
Less closures	—	—
Conversions	(5)	—
Affiliate joint ventures	(51)	—
Less relocations	—	(1)
Total Beauty Schools	—	56

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	49	48
Salons constructed	3	—
Acquired	—	1
Franchise buybacks	6	1
Less relocations	(1)	—
Salon openings	8	2
Sites closed	—	(1)
Total company-owned hair restoration centers	57	49

Franchise hair restoration centers:
Open at beginning of period	41	42
Salons constructed	2	—
Acquired	—	3
Less relocations	(2)	(2)
Salon openings	—	1
Franchise buybacks	(6)	(1)
Sites closed	—	(1)
Total franchise hair restoration centers	35	41

Total Hair Restoration Centers	92	90

Ownership interest locations	2,714	389

Grand Total, System-wide	13,551	12,416

(1)                      Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2)                      Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept. Conversions represent the transfer of one salon concept to another concept.

NOTE 1: REVENUES BY CONCEPT:

	For the Periods Ended June 30,
	Three Months		Twelve Months
(Dollars in thousands)	2008	2007	2008	2007
North American salons:
Regis	$127,288	$107,626	$513,820	$498,577
MasterCuts	43,752	42,310	175,974	174,287
Trade Secret (1)	68,597	57,248	257,873	253,250
SmartStyle	132,590	119,235	507,349	462,321
Strip Centers (1)	237,326	202,473	886,646	776,995
Other (2)	—	17,077	5,558	—
Total North American salons	609,553	545,969	2,347,220	2,165,430

International salons (1)(3)	63,753	76,194	256,063	253,430
Beauty schools (2)	—	21,245	—	85,627
Hair restoration centers (1)	35,738	31,913	135,582	122,101
Consolidated revenues	$709,044	$675,321	$2,738,865	$2,626,588

Percent change from prior year	5.0%	6.2%	4.3%	8.1%

Same-store sales increase (decrease) (4)	0.6%	(0.1)%	0.5%	0.2%

(1)                      Includes aggregate franchise royalties and fees of $11.6 and $20.8 million for the three months ended June 30, 2008 and 2007, respectively, and $68.6 and $80.5 million for the twelve months ended June 30, 2008 and 2007, respectively.  North American salon franchise royalties and fees represented 91.6 and 48.4 percent of total franchise revenues in the three months ended June 30, 2008 and 2007, respectively, and 59.2 and 48.2 percent of total franchise revenues in the twelve months ended June 30, 2008 and 2007, respectively.

(2)                      On August 1, 2007, the Company contributed its 51 accredited cosmetology schools to Empire Education Group, Inc. Accordingly, revenue growth was negatively impacted as a result of the deconsolidation.  For the fiscal year ended June 30, 2008, the results of operations for the month ended July 31, 2007 for the accredited cosmetology schools are reported in the North American salons segment. The Company retained ownership of its one North America and four United Kingdom Sassoon schools. Subsequent to August 1, 2007 results of operations for the Sassoon schools are included in the respective North American and international salon segments.

(3)                      On January 31, 2008, the Company deconsolidated the results of operations of its European franchise salon operations. Accordingly, revenue growth was negatively impacted as a result of the deconsolidation.

(4)                      Same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned locations which were open on a specific day of the week during the current period and the corresponding prior period. Annual same-store sales increases are the sum of the same-store sales increases computed on a daily basis. Relocated locations are included in same-store sales as they are considered to have been open in the prior period. International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation. We began including hair restoration centers in same-store sales calculations beginning with the third fiscal quarter of 2007. Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

NOTE 2: FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school, and hair restoration business is shown in the following tables:

	For the Three Months Ended June 30, 2008(1)
			Hair
	Salons		Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$438,281	$46,954	$16,259	$—	$501,494
Product	160,639	16,799	18,502	—	195,940
Royalties and fees	10,633	—	977	—	11,610
	609,553	63,753	35,738	—	709,044
Operating expenses:
Cost of service	253,276	24,700	8,904	—	286,880
Cost of product	85,929	8,302	5,249	—	99,480
Site operating expenses	43,949	3,884	1,364	—	49,197
General and administrative	35,874	6,000	8,407	32,093	82,374
Rent	88,660	16,667	2,005	507	107,839
Depreciation and amortization	25,856	3,698	2,613	4,841	37,008
Total operating expenses	533,544	63,251	28,542	37,441	662,778

Operating income (loss)	76,009	502	7,196	(37,441)	46,266

Other income (expense):
Interest expense	—	—	—	(10,903)	(10,903)
Interest income and other, net	—	—	—	2,294	2,294
Income (loss) before income taxes and equity in income of affiliated companies	$76,009	$502	$7,196	$(46,050)	$37,657

(1)                      On August 1, 2007, the Company contributed its accredited cosmetology schools to Empire Education Group, Inc.  For the year ended June 30, 2008 the results of operations for the month ended July 31, 2007 for the accredited cosmetology schools are reported in the North American salons segment. The Company retained ownership of its one North American and four United Kingdom Sassoon schools. Subsequent to August 1, 2007 results of operations for the Sassoon schools are included in their respective North American and International salon segments.

On January 31, 2008, the Company merged its continental European franchise salon operations with the Franck Provost Salon Group. For the year ended June 30, 2008 the results of operations for the seven months ended January 31, 2008 are reported in the International salon segment.

	For the Three Months Ended June 30, 2007
				Hair
	Salons		Beauty	Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$389,024	$47,277	$18,991	$14,065	$—	$469,357
Product	146,857	19,521	2,254	16,509	—	185,141
Royalties and fees	10,088	9,396	0	1,339	—	20,823
	545,969	76,194	21,245	31,913	—	675,321
Operating expenses:
Cost of service	224,499	24,738	8,328	7,457	—	265,022
Cost of product	75,596	10,931	1,049	4,838	—	92,414
Site operating expenses	36,587	4,122	3,770	1,387	—	45,866
General and administrative	30,307	12,235	2,328	7,146	33,966	85,982
Rent	81,014	16,642	2,447	1,637	486	102,226
Depreciation and amortization	22,744	2,835	862	2,657	4,643	33,741
Total operating expenses	470,747	71,503	18,784	25,122	39,095	625,251

Operating income (loss)	75,222	4,691	2,461	6,791	(39,095)	50,070

Other income (expense):
Interest expense	—	—	—	—	(10,906)	(10,906)
Interest income and other, net	—	—	—	—	1,645	1,645
Income (loss) before income taxes	$75,222	$4,691	$2,461	$6,791	$(48,356)	$40,809

	For the Year Ended June 30, 2008(1)
			Hair
	Salons		Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,667,005	$165,379	$61,873	$—	$1,894,257
Product	639,603	67,078	69,299	—	775,980
Royalties and fees	40,612	23,606	4,410	—	68,628
	2,347,220	256,063	135,582	—	2,738,865
Operating expenses:
Cost of service	967,393	89,617	33,700	—	1,090,710
Cost of product	340,293	35,702	19,984	—	395,979
Site operating expenses	184,417	14,410	5,174	—	204,001
General and administrative	136,942	37,143	30,941	132,134	337,160
Rent	340,453	56,571	7,313	1,933	406,270
Depreciation and amortization	90,910	10,969	10,289	18,280	130,448
Total operating expenses	2,060,408	244,412	107,401	152,347	2,564,568

Operating income (loss)	286,812	11,651	28,181	(152,347)	174,297

Other income (expense):
Interest expense	—	—	—	(44,571)	(44,571)
Interest income and other, net	—	—	—	8,373	8,373
Income (loss) before income taxes and equity in income of affiliated companies	$286,812	$11,651	$28,181	$(188,545)	$138,099

(1)                      On August 1, 2007, the Company contributed its accredited cosmetology schools to Empire Education Group, Inc.  For the year ended June 30, 2008 the results of operations for the month ended July 31, 2007 for the accredited cosmetology schools are reported in the North American salons segment. The Company retained ownership of its one North American and four United Kingdom Sassoon schools. Subsequent to August 1, 2007 results of operations for the Sassoon schools are included in their respective North American and International salon segments.

On January 31, 2008, the Company merged its continental European franchise salon operations with the Franck Provost Salon Group. For the year ended June 30, 2008 the results of operations for the seven months ended January 31, 2008 are reported in the International salon segment.

	For the Year Ended June 30, 2007
				Hair
	Salons		Beauty	Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$1,512,287	$151,057	$76,556	$53,902	$—	$1,793,802
Product	614,377	65,675	9,071	63,157	—	752,280
Royalties and fees	38,766	36,698	—	5,042	—	80,506
	2,165,430	253,430	85,627	122,101	—	2,626,588
Operating expenses:
Cost of service	872,813	80,256	32,583	29,129	—	1,014,781
Cost of product	317,214	38,957	5,462	18,859	—	380,492
Site operating expenses	174,733	11,989	16,366	5,013	—	208,101
General and administrative	119,204	45,179	9,848	27,191	127,222	328,644
Rent	314,718	50,410	9,272	6,535	1,885	382,820
Depreciation and amortization	84,250	9,091	3,355	9,813	17,628	124,137
Goodwill impairment (1)	—	—	23,000	—	—	23,000
Total operating expenses	1,882,932	235,882	99,886	96,540	146,735	2,461,975

Operating income (loss)	282,498	17,548	(14,259)	25,561	(146,735)	164,613

Other income (expense):
Interest expense	—	—	—	—	(41,770)	(41,770)
Interest income and other, net	—	—	—	—	5,113	5,113
Income (loss) before income taxes	$282,498	$17,548	$(14,259)	$25,561	$(183,392)	$127,956

(1)                      Operating income for the beauty schools segment was reduced by $23.0 million for a non-cash write-off for goodwill impairment related to the merger of the Company’s beauty schools segment with Empire Education.

REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the fourth quarter and fiscal year ended June 30, 2008 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Revenue results absent the impact of the deconsolidation of the 51 wholly owned accredited cosmetology schools (schools) and the European franchise salon operations.  On August 1, 2007, the Company contributed the schools to Empire Education Group, Inc. (Empire), in exchange for a minority interest in Empire, and, on January 31, 2008, merged its European franchise salon operations with the Franck Provost Salon Group in exchange for a minority interest in Provalliance.

•                  Fourth quarter diluted net income per share from ongoing operations absent the impact of two non-operational items.

•                  An incremental non-cash asset write-off of $4.5 million, on a pre-tax basis, associated with the planned closure of up to 160 underperforming salons

•                  $3.4 million pre-tax benefit from an unplanned change in workers’ compensation and other insurance reserve estimates

•                  Fiscal 2008 earnings results included several non-operational items which reduced earnings per diluted share by $0.04.  Absent these items, fiscal year 2008 earnings were $1.99 per diluted share.

Non-GAAP Consolidated Revenues

On August 1, 2007, the Company contributed the schools to Empire, and the results of operations through July 31, 2007 were included in the consolidated statement of operations.  The Company retained ownership of its one North American and four United Kingdom Vidal Sassoon schools.

On January 31, 2008, the Company merged its continental European franchise salon operations with the Franck Provost Salon Group.  The results of operations through January 31, 2008 were included in the consolidated statement of operations.

The unaudited adjusted revenues, a non-GAAP financial measure (adjusted revenues), set forth below assume the deconsolidation of the schools as of July 31 for each respective three month and fiscal year periods presented, and exclude product sales to Empire for the periods presented.  The unaudited adjusted revenues also assume the deconsolidation of the European franchise salon operations as of January 31 for each respective three month and fiscal year periods presented.  Management believes this measurement is a meaningful presentation of the revenue growth of the Company’s core salon and hair restoration businesses between the comparable periods, excluding the impact of deconsolidating the school business and the European franchise salon operations.  If the Company had deconsolidated the schools and the European franchise salon operations on the dates assumed in the adjusted revenues, the Company might have performed differently.  You should not rely on the adjusted revenues as an indication of the revenues that the Company would have achieved, had the deconsolidation of the schools and European franchise salon operations been completed at the dates indicated, or of the future revenues that the Company will achieve after the deconsolidation of the schools and the European franchise salon operations.

The adjusted revenues are based on available information and certain assumptions that management believes are reasonable.  The unaudited adjusted revenues should be read in conjunction with the historical financial statements of the Company.

	Three Months Ended	Three Months Ended
	June 30, 2008	June 30, 2007
	(Dollars in thousands)	(Dollars in thousands)
Consolidated revenues, as reported (U.S. GAAP)	$709,044	$675,321
Increase in consolidated revenues, as reported	5.0%

Consolidated revenues, as reported (U.S. GAAP)	$709,044	$675,321
Deconsolidation of schools	—	(17,077)
Deconsolidation of European franchise salon operations	—	(14,776)
Product sales to Empire Education Group, Inc.	(373)	—
Consolidated revenues, adjusted	$708,671	$643,468
Increase in consolidated revenues, adjusted	10.1%

	Fiscal Year Ended	Fiscal Year Ended
	June 30, 2008	June 30, 2007
	(Dollars in thousands)	(Dollars in thousands)
Consolidated revenues, as reported (U.S. GAAP)	$2,738,865	$2,626,588
Increase in consolidated revenues, as reported	4.3%

Consolidated revenues, as reported (U.S. GAAP)	$2,738,865	$2,626,588
Deconsolidation of schools	—	(64,089)
Deconsolidation of European franchise salon operations	—	(24,666)
Product sales to Empire Education Group, Inc.	(1,869)	—
Consolidated revenues, adjusted	$2,736,996	$2,537,833
Increase in consolidated revenues, adjusted	7.8%

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of earnings for the three months and fiscal years ended June 30, 2008 and 2007.  The Company believes that adjusted net income per diluted share from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three months and fiscal years ended June 30, 2008 and 2007 impacted the Company’s reported net income (see “Adjustments” in table below).  The presentation below reconciles as reported net income per diluted share (U.S. GAAP amounts) to adjusted net income per diluted share from ongoing operations.  The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

	Three Months Ended	Three Months Ended
	June 30, 2008	June 30, 2007
	(Dollars)	(Dollars)
Diluted net income per share, as reported (U.S. GAAP)	$0.54	$0.62

Adjustments:
Asset write-offs (1)	$0.06	$0.01
Workers’ compensation (2)	(0.05)	(0.11)
Severance (3)	—	0.01
Diluted net income per share from ongoing operations, adjusted	$0.55	$0.53

(1)                      The three months ended June 30, 2008 included a $4.5 million pre-tax non-cash asset write-off associated with the planned closure of up to 160 underperforming salons.  The three months ended June 30, 2007 included a $0.5 million pre-tax non-cash asset write-off associated with five underperforming salons.

(2)                      The three months ended June 30, 2008 included a $3.4 million pre-tax benefit from an unplanned change in workers’ compensation and other insurance reserve estimates.   The three months ended June 30, 2007 included a $7.5 million pre-tax benefit from an unplanned change in workers’ compensation reserve estimates.

(3)                      The three months ended June 30, 2007 included a $1.0 million severance charge associated with the termination of certain executives.

	Fiscal Year Ended	Fiscal Year Ended
	June 30, 2008	June 30, 2007
	(Dollars)	(Dollars)
Diluted net income per share, as reported (U.S. GAAP)	$1.95	$1.82

Adjustments:
Asset write-offs (1)	$0.06	$0.01
Workers’ compensation (2)	(0.09)	(0.15)
Tax charge (benefit) (3)	0.07	(0.07)
Goodwill impairment (4)	—	0.43
Severance (5)	—	0.01
Diluted net income per share from ongoing operations, adjusted	$1.99	$2.05

(1)                      The fiscal year ended June 30, 2008 included a $4.5 million pre-tax non-cash asset write-off associated with the planned closure of up to 160 underperforming salons.  The fiscal year ended June 30, 2007 included a $0.5 million pre-tax non-cash asset write-off associated with five underperforming salons.

(2)                      The fiscal year ended June 30, 2008 included a $7.1 million pre-tax benefit from an unplanned change in workers’ compensation and other insurance reserve estimates. The fiscal year ended June 30, 2007 included a $10.2 million pre-tax benefit from an unplanned change in workers’ compensation reserve estimates.

(3)                      The fiscal year ended June 30, 2008 included a $3.0 million tax charge associated with the cash repatriation of $30.0 million.  The fiscal year ended June 30, 2007 included a tax benefit related to the retroactive reinstatement of the work opportunity and welfare-to-work tax credits.

(4)                      The fiscal year ended June 30, 2007 included a $23.0 million goodwill impairment charge associated with the beauty school transaction.

(5)                      The fiscal year ended June 30, 2007 included a $1.0 million severance charge associated with the termination of certain executives.